Exhibit 99.3

AMENDMENT #5

AMENDED, CONSOLIDATED AND RESTATED

SECURED PROMISSORY NOTE

This AMENDMENT #5 (this “Amendment”) TO AMENDED, CONSOLIDATED AND RESTATED SECURED PROMISSSORY NOTE (the “Note”) dated November 10, 2022 between Acura Pharmaceuticals, Inc. (“Acura”), a New York corporation, having a place of business at 616 N. North Court, Suite 120, Palatine, IL 60067, and Abuse Deterrent Pharma, LLC (“AD Pharma”), a Kentucky limited liability company, having a place of business at 2604 River Green Circle, Louisville, Kentucky 40206, is made as of February 28, 2025.

RECITALS

WHEREAS, the Parties desire to amend the Note to change the Maturity Date of this Note.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Note, as amended, and this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Acura and AD Pharma agree as follows:

ARTICLE 1
AMENDMENT TO AGREEMENT

1.1            Item 2.1 ”Maturity Date” is hereby amended and replaced in its entirety as follows:

The Company agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note on May 31, 2025 (the “Maturity Date”). Time shall be of the essence with respect to all of the Company’s obligations under this Note.

2.1            Amendments. Except as expressly amended by this Amendment #4 and the “Prior Amendments”, the Note shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names by their properly and duly authorized officers or representatives as of the date first written above.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Robert Jones
Name:	Robert Jones
Title:	President and CEO

Abuse Deterrent Pharma, LLC

By:	/s/ John Schutte
Name:	John Schutte
Title:	Managing Partner